EXHIBIT 24(a)



Consent of Independent Accountants



We consent to the incorporation by reference in this registration statement (Form S-1) of Startech Environmental Corporation of our report dated July 17, 2002, included in the October 31, 2001 Annual Report to the Shareholders of Startech Environmental Corporation.




West Hartford, Connecticut
July 17, 2002